UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 29, 2014 (Date of earliest event reported)
Banyan Rail Services Inc. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9043 (Commission File Number)	36-3361229 (I.R.S. Employer Identification No.)

2255 Glades Road, Suite 111-E, Boca Raton, Florida (Address of principal executive offices)	33431 (Zip Code)

561-997-7775 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On December 29, 2014, Banyan Rail Services Inc. (the “Company”) issued 1,807,408 shares of Common Stock (“Shares”) to Banyan Rail Holdings, LLC in exchange for cancellation of two (2) notes receivable plus accrued interest in the amount of $325,333.37. Gary O. Marino, the Company’s chairman, is the president of Banyan Rail Holdings, LLC and a significant owner of the Company.

Also on December 29, 2014, the Company issued 2,777,778 Shares to Marino Family Holdings, LLC for $0.18 a share or $500,000.00 in total. Gary O. Marino, the Company’s chairman, is the manager of Marino Family Holdings, LLC. The proceeds from the sale of the Shares were used for working capital purposes.

Also on December 29, 2014, the Company issued 138,889 Shares to Jon Ryan in exchange for Mr. Ryan’s unpaid retention bonus from the Company at the equivalent of $0.18 a share, or $25,000.00 in total. Mr. Ryan is the Company’s President and Chief Financial Officer.

The issuances of the Shares were made in reliance on Section 4(2) of the Securities Act of 1933 for the offer and sale of securities not involving a public offering and Rule 506 of Regulation D of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Banyan Rail Services Inc. By: /s/ Christopher J. Hubbert Name: Christopher J. Hubbert Title: Secretary
Dated: December 31, 2014